Exhibit 21

Arrow Financial Corporation

Subsidiaries

Subsidiary % Common Stock Owned

Subsidiaries of Arrow Financial Corporation:

Glens Falls National Bank & Trust Co. 100

A Nationally Chartered Commercial Bank

Headquarters: Glens Falls, NY

Saratoga National Bank & Trust Co. 100

A Nationally Chartered Commercial Bank

Headquarters: Saratoga Springs, NY

GMB Asset Management, LLC 100

A Vermont Corporation

Headquarters: Glens Falls, NY

Arrow Capital Trust I 100

A Non-deposit Trust Company

Headquarters: Glens Falls, NY

Subsidiaries of Glens Fall National Bank & Trust Co.:

Arrow Properties, Inc. 100

A Real Estate Investment Trust

(Glens Falls National Bank also holds

approximately 82% of non-voting preferred stock)

Headquarters: Glens Falls, NY

North Country Investment Advisers, Inc. 100

A New York Corporation

Headquarters: Glens Falls, NY

NC Financial Services, Inc. 90

A New York Corporation

Headquarters: Warrensburg, NY

Subsidiaries of Saratoga National Bank & Trust Co.:

NC Financial Services, Inc. 10

A New York Corporation

Headquarters: Warrensburg, NY